UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2017

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2017, Galena Biopharma, Inc. (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) stating that the closing bid price for the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company is therefore not in compliance with the requirements for continued inclusion on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until September 20, 2017, to regain compliance with this minimum bid price requirement. The Notice has no immediate effect on the NASDAQ listing or trading of the Company’s common stock.

If at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has achieved compliance with the NASDAQ Rule. If the Company does not regain compliance with the $1.00 minimum bid price requirement within the initial 180 day grace period, the Company will receive a second 180 day grace period provided the Company has at least $1,000,000 in market value of shares held by non-affiliates and satisfies the other listing requirements for initial listing on the NASDAQ Capital Market and notifies NASDAQ of its intent to cure the listing deficiency.

If NASDAQ determines that it is not possible for the Company to cure the deficiency during the second 180 day grace period, then such 180 day grace period will not be granted and the Company expects that NASDAQ would provide written notification to the Company that its securities are subject to delisting. Upon receipt of such delisting letter, the Company may request a hearing before the NASDAQ Listing Qualifications Panel (“the Panel”), which will stay the delisting process pending the decision of the Panel. At the hearing the Company shall provide a plan to regain compliance. If the Panel decides to continue with delisting of the Company, the Panel’s decision may be appealed to the NASDAQ Listing and Hearing Review Council but such appeal will not stay the delisting process. The Company will continue to monitor the closing bid price for its common stock and consider its available options to regain compliance with the NASDAQ minimum bid requirements, which may include applying for an extension of the compliance period or appealing to the Panel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	March 28, 2017	By:	/s/ Thomas J. Knapp
Thomas J. Knapp Interim General Counsel and Corporate Secretary